EXHIBIT 99.1

                                          Safe Harbor Statement Under the Private Securities
                                                     Litigation Reform Act of 1995

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the Reform Act), Ball is
hereby filing cautionary statements identifying important factors that could cause Ball's actual results to differ materially from those projected in forward-looking statements of Ball. From time-to-time we also may provide oral or written forward-looking statements in other material we release to the public. Forward-looking statements may be made in several different contexts; for example, in the quarterly and annual earnings news releases, the quarterly earnings news conferences hosted by the company, public presentations at industry, investor and credit conferences, the company's Annual Report and in annual and periodic communications with investors. Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements, and many of these statements are contained in Part I, Item 2, "Business." The Reform Act defines forward-looking statements as statements that express or imply an expectation or belief and contain a projection, plan or assumption with regard to, among other things, future revenues, income, earnings per share, cash flow or capital structure. Such statements of future events or performance involve estimates, assumptions and uncertainties, and are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause Ball's actual results to differ materially from those contained in forward-looking statements made by or on behalf of Ball.  Forward-looking statements in the periodic reports filed with the Securities and Exchange Commission are made as of the end of the close of the time frame covered by the report.  As time passes the relevance and accuracy of forward-looking statements may change.  The company does not intend to publicly update forward-looking statements except as it deems necessary at quarterly or annual earnings reports.  You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 8-K and 10-K reports to the Securities and Exchange
Commission.

Some important factors that could cause Ball's actual results or outcomes to differ materially from those discussed in forward-looking statements include, but are not limited to:

o    Fluctuation in customer growth and demand, including loss of major customers; manufacturing overcapacity; lack of productivity improvement or production cost reductions; weather; fruit, vegetable and fishing yields; changes in generally accepted accounting principles or their interpretation; regulatory action and federal, state and local laws, including mandated corporate governance and financial reporting laws; the proposed German mandatory deposit or other restrictive packaging legislation such as recycling laws; interest rates; labor strikes and work stoppages; boycotts; litigation involving antitrust, intellectual property, consumer and other issues; goodwill impairment; inability to continue the purchase of the company's shares; maintenance and capital expenditures; capital availability; economic conditions and acts of war, terrorism or catastrophic events.

o    Competition in pricing and the possible decrease in, or loss of, sales resulting therefrom; loss of profitability and plant closures, as well as the impact of price increases on financial results.

o    The timing and extent of regulation or deregulation, competition in each line of business, product development and introductions and technology changes.

o    Ball's ability or inability to have available sufficient production capacity in a timely manner.

o    Overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing and financial results.

o    Difficulties in obtaining raw materials, supplies, energy such as gas and electric power, and natural resources needed for the production of metal and plastic containers as well as aerospace products.

o    The pricing of raw materials, supplies, power and natural resources needed for the production of metal and plastic containers as well as aerospace products, pricing and ability or inability to sell scrap associated with the production of metal containers and the effect of changes in the cost of transporting and warehousing the company's products.

o    The ability or inability to pass on to customers changes in raw material cost, particularly resin, steel and aluminum.

o    International business and market risks, particularly in foreign developing countries such as China and Brazil, including political and economic instability in foreign markets, restrictive trade practices of foreign governments, sudden policy changes by foreign governments, the imposition of duties, taxes or other government charges, foreign exchange rate risk, exchange controls and national and regional labor strikes or work stoppages.

o    The ability or inability to obtain adequate credit resources for foreseeable financing requirements of the company's businesses.

o    Undertaking successful and unsuccessful acquisitions, joint ventures and divestitures and the integration activities associated with acquisitions and joint ventures, including the acquisition and integration of the business of
     Schmalbach-Lubeca AG.

o    The failure to make cash payments and satisfy other debt obligations.

o    The ability or inability to achieve technological and product advances in the company's businesses.

o    The success or lack of success of satellite launches and the businesses and governments associated with the launches.

o    The authorization, funding and availability of government contracts and the nature and continuation of those contracts and related services, the cancellation or termination of government contracts for the U.S. government, other customers or other government contractors, and the technical uncertainty associated with the performance of aerospace segment contracts.

o    Actual vs. estimated business consolidation and investment exit costs and the estimated net realizable values of assets associated with such activities.

o    Fluctuation in the fiscal and monetary policy established by the U.S. government and the European Union.